UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2024

ALPHA STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41153	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Broad Street, 5th Floor
New York, NY 10004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 837 7977

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, Each Consisting of One Ordinary Share, One Right and One Warrant	ALSAU	The Nasdaq Stock Market, LLC
Ordinary Shares, Par Value $0.001 Per Share	ALSA	The Nasdaq Stock Market, LLC
Rights, Each Entitling the Holder to Receive One-Seventh (1/7) of one Ordinary Share	ALSAR	The Nasdaq Stock Market, LLC
Redeemable Warrants, Each Entitling the Holder to Purchase One-half (1/2) of One Ordinary Share	ALSAW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements for Alpha Star Acquisition Corporation (the “Company”) as of and for the period ended December 31, 2023, the Company’s management, in consultation with its advisors, identified two classification errors made in certain of the Company’s previously issued financial statements, arising from the manner in which the Company classified its cash and cash equivalents held in the trust account and the deferred underwriting commission in connection with the Company’s initial public offering. The Company previously classified its cash and cash equivalents held in the trust account as current assets and the deferred underwriting commission as current liabilities, respectively. The Company’s management determined, after consultation with its advisors, that the funds held in the trust account are restricted as to withdrawal and except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income tax obligations, will not be released from the trust account until the earlier of (a) the completion of the Company’s initial business combination, and (b) until needed to fund shareholder redemptions, rather than current operations of the Company. Therefore, management concluded that the Company’s cash and cash equivalents held in the trust account should be classified as long-term assets for accounting purposes, rather than as current assets, and the corresponding deferred underwriter commission, which are contingent upon the completion of a business combination, should be classified as long-term liabilities, rather than current liabilities.

On March 27, 2024, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after discussion with its advisors, including UHY LLP, the Company’s independent accountant, that the Company’s (i) audited financial statements as of and for the year ended December 31, 2022, as previously reported in the Company’s Annual Report and filed on Form 10-K with the SEC on March 31, 2023 and audited financial statements as of and for the year ended December 31, 2021, as previously reported in the Company’s Annual Report and filed on Form 10-K with the SEC on March 30, 2022 (the “Prior 10-Ks”), (ii) unaudited financial statements as of and for the quarter and nine months ended September 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, (iii) unaudited financial statements as of and for the quarter and six months ended June 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed on August 11, 2023, (iv) unaudited financial statements as of and for the quarter ended March 31, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2023, (v) unaudited financial statements as of and for the quarter and nine months ended September 30, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on November 10, 2022, (vi) unaudited financial statements as of and for the quarter and six months ended June 30, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on August 12, 2022, (vii) unaudited financial statements as of and for the quarter ended March 31, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on May 13, 2022 (the aforementioned Quarterly Reports in subparts (ii) through (vii), collectively, the “Prior 10-Qs”), and (viii) audited balance sheet as of December 15, 2021 contained in the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2021 (the “Prior 8-K”) should no longer be relied upon due to the classification errors described above.

As a result, the Company plans to amend the Prior 10-Ks to restate its audited financial statements as of and for the year ended December 31, 2022 and as of and for the year ended December 31, 2021, and its Prior 10-Qs for the applicable reporting periods, which the Company intends to file as soon as practicable.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in its trust account.

The Company’s management has concluded that in light of the classification errors described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with UHY LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Star Acquisition Corporation

Date: March 28, 2024	By:	/s/ Zhe Zhang
		Name:	Zhe Zhang
		Title:	Chief Executive Officer

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